Exhibit 99.7

Mid-Southern Savings Bank, FSB
300 North Water Street
Salem, Indiana  47167

VOTE BY INTERNET — [www.                ]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on                , 2018.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE — [1-      -        -        ]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on                  , 2018.  Have your proxy card in hand when you call and then follow the Instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o ____________________________________.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
PLEASE MARK VOTES AS IN THIS EXAMPLE ¡	DETACH AND RETURN THIS PORTION ONLY

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

MID-SOUTHERN SAVINGS BANK, FSB.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

1. The approval of the plan of conversion and reorganization as described in the proxy statement/prospectus dated [ ], 2018	FOR ☐	AGAINST ☐	ABSTAIN ☐
2. Election of the following individuals, each for a three year term:
2a. Charles W. Lamb	FOR ☐	WITHHOLD ☐
2b. Kermit A. Lamb	FOR ☐	WITHHOLD ☐
2c. Brent A. Rosenbaum	FOR ☐	WITHHOLD ☐
3. Ratification of the appointment of Monroe Shine & Co., Inc. as Mid-Southern Bank, FSB's independent registered public accounting firm for the year ending December 31, 2018.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.     The approval of the adjournment of the annual meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the annual meeting to approve the plan of conversion and reorganization.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5. The following informational proposals:
5a.   Approval of a provision in Mid-Southern Bancorp, Inc.'s articles of incorporation requiring a supermajority vote to approve certain amendments to Mid-Southern Bancorp, Inc.'s articles of incorporation.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5b.   Approval of a provision in Mid-Southern Bancorp, Inc.'s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Mid-Southern Bancorp, Inc.'s outstanding voting stock.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned acknowledges receipt from Mid-Southern Savings Bank, FSB prior to the execution of this proxy of the Notice of Annual Meeting and a Proxy Statement/Prospectus dated [                      ], 2018.

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN THE BOX)	Date	Signature (Joint Owners)	Date

REVOCABLE PROXY

MID-SOUTHERN SAVINGS BANK, FSB
ANNUAL MEETING OF STOCKHOLDERS
[                      ], 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The signer(s), on the reverse side hereby appoint(s) the Board of Directors of Mid-Southern Savings Bank, FSB with full powers of substitution, to act as attorneys and proxies, to vote all shares of common stock of Mid-Southern Savings Bank, FSB, which the signer(s) is/are entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held on [    ], 2018 in _____________ located at _____________, Salem, Indiana, at ___ p.m., Eastern time.  The Board of Directors is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

This proxy, when properly executed, will be voted as directed.  If this proxy is signed and dated and no instructions are specified, this proxy will be voted for each of the proposals stated on the reverse side.  If any other business is presented at the Meeting, this proxy will be voted by the majority of the Board of Directors.  At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of Mid-Southern Savings Bank, FSB at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Mid-Southern Savings Bank, FSB at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Address changes: __________________________________________________________